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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported): November 25, 2002
                                                       (November 8, 2002)

                             U.S. Industries, Inc.
                           (Exact Name of Registrant
                          as Specified in Its Charter)


          Delaware                     1-14557               22-3568449
(State or Other Jurisdiction  (Commission File Number)     (IRS Employer
      of Incorporation)                                  Identification No.)

     777 S. Flagler Drive
          Suite 1108
      West Palm Beach, FL                                      33401
(Address of Principal Executive                              (Zip Code)
           Offices)

                                 (561) 514-3838
              (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

     On November 8, 2002, the Registrant consummated its offer to exchange its outstanding 7-1/8% Senior Notes due 2003 (the "Old Notes") for cash and 11-1/4% Senior Notes due 2005 (the "New Notes") and related consent solicitation, which were commenced on September 9, 2002 (the "Exchange Offer"). Pursuant to the terms of the Exchange Offer, the Registrant issued an aggregate principal amount of $133,358,000 of the New Notes, after making final adjustments for cash in lieu of fractional New Notes. The previously reported amount was $133,366,000.

     The Registrant announced on November 25, 2002, that it successfully completed its offer to purchase for cash up to $54,800,000 aggregate principal amount of its 7-1/4% Senior Notes due 2006 (the "2006 Notes") and related consent solicitation, which were commenced on October 24, 2002 (the "Tender Offer") and expired on November 22, 2002. Pursuant to the terms of the Tender Offer, the Registrant accepted for purchase $53,763,000 in aggregate principal amount of the 2006 Notes. See the press release of Registrant dated November 25, 2002 attached as Exhibit 99.1 hereto.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits   Description

         99.1       U.S. Industries, Inc. Press Release dated November 25, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             U.S. Industries, Inc.


Date: November 25, 2002                      By: /s/ Steven C. Barre
                                                --------------------------------
                                                Name:  Steven C. Barre
                                                Title: Senior Vice President,
                                                       General Counsel and
                                                       Secretary


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                               INDEX TO EXHIBITS

Exhibit
Number            Description
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99.1              U.S. Industries, Inc. Press Release dated November 25, 2002.